Exhibit 10(o)

FIRST AMENDMENT TO 2012 TERM LOAN AGREEMENT
THIS FIRST AMENDMENT TO 2012 TERM LOAN AGREEMENT ("First Amendment") is made as of January 31, 2013 (the "First Amendment Effective Date"), by and among EASTGROUP PROPERTIES, L.P., a Delaware limited liability partnership, and EASTGROUP PROPERTIES, INC., a Maryland corporation (collectively, the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (hereinafter, together with its successors and assigns whether by assignment, merger or otherwise, referred to as the "Agent"), for each and every lender which may from time to time become party to the Loan Agreement (as hereinafter defined) (hereinafter, together with the successors and assigns of each, referred to individually as a "Lender" and collectively, as the "Lenders"), and the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrower and the Lenders entered into a certain 2012 Term Loan Agreement dated as of August 23, 2012, to be effective as of August 31, 2012 (such 2012 Term Loan Agreement being hereinafter called the "Loan Agreement"), wherein the Lenders agreed to make a term loan to the Borrower in the amount of $80,000,000, subject to the increase as provided in the Loan Agreement (the "Loan"); and
WHEREAS, the parties have agreed to amend the Loan Agreement to reflect certain matters which have been agreed to by the parties.
NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows; to be effective as of the First Amendment Effective Date:
1.All capitalized terms employed herein shall have the meanings ascribed thereto in the Loan Agreement unless defined to the contrary herein.
2.Section 1 of the Loan Agreement is hereby amended by the addition of the following additional defined terms, which shall be inserted in alphabetical order within Section 1:
"Approved Fund" shall mean any Fund that is administered or managed (a) by a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

"El Paso Ground Leases" means, collectively:  (i) that certain Butterfield Trail Industrial Park Lease dated September 13, 1991 (effective September 1, 1991), between the City of El Paso, Texas, as Lessor, and Kasco Ventures, Inc. d/b/a Kasco Ventures 226/227, as Lessee, as subsequently assigned to EastGroup Properties, L.P., a Delaware limited partnership, successor by merger to EastGroup Tennessee Properties, L.P., a California limited partnership, by that certain Special Warranty Deed and Assignment of Ground Lease dated April 11, 2000, recorded as Document No. 20000025854, Real Property Records of El Paso County, Texas; (ii) that certain Butterfield Trail Industrial Park Lease dated November 25, 1997 (effective December 1, 1997) between the City of El Paso, Texas, as Lessor, and EastGroup Properties, L.P., as Lessee, conveying a leasehold interest in all of Lots 2, 3 and 4, Block 11, Butterfield Trial Industrial Park, Unit Two, City of El Paso, El Paso County, Texas, as more specifically described in the lease; (iii) that certain Butterfield Trail Industrial Park Lease dated November 25, 1997 (effective December 1, 1997) between the City of El Paso, Texas, as Lessor, and EastGroup Properties, L.P., as Lessee, conveying a leasehold interest in a portion of Lot 8, Block 12, Butterfield Trial Industrial Park, Unit Three, City of El Paso, El Paso County, Texas, as more specifically described in the lease; (iv) that certain Butterfield Trail Industrial Park Lease dated December 1, 1997 (effective December 1, 1997) between the City of El Paso, Texas, as Lessor, and EastGroup Properties, L.P., as Lessee, conveying a leasehold interest in a portion of Lot 8 and all of Lot 7, Block 11, Butterfield Trial Industrial Park, Unit Two, City of El Paso, El Paso County, Texas, as more specifically described in the lease; and (v) that certain Butterfield Trail Industrial Park Lease dated December 1, 1997 (effective December 1, 1997) between the City of El Paso, Texas, as Lessor, and EastGroup Properties, L.P., as Lessee, conveying a leasehold interest in a portion of Lot 8 and all of Lot 9, Block 11, Butterfield Trial Industrial Park, Unit Two, City of El Paso, El Paso County, Texas, as more specifically described in the lease.
"Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
"South Florida Ground Leases" means, collectively:  (i)  that certain Lease Agreement dated October 19, 1984, between the City of Fort Lauderdale, Florida, as Lessor, and James R. Liberty, an individual, and Keenan Development, Inc., a Florida corporation, as General Partners of K & L Partnership, a Florida General Partnership, as Lessee, recorded November 1, 1984 at Official Records Book 12101, Page 966 of the Public Records of Broward County, Florida, as amended by that certain (a) Amendment to Lease dated February 4, 1986, recorded April 4, 1986 at Official Records Book 13302, Page 513 of the Public Records of Broward County, Florida, (b) Second Amendment to Lease Agreement dated February 17, 1987, recorded April 9, 1987 at Official Records Book 14332, Page 943 of the Public Records of Broward County, Florida, (c) Third Amendment to Lease Agreement dated October 4, 1988, recorded November 16, 1988 at Official Records Book 15960, Page 0272 of the Public Records of Broward County, Florida, (d) Fourth Amendment to Lease Agreement dated September 4, 1992, recorded April 10, 1993 at Official Records Book 20543, Page 0440 of the Public Records of Broward County, Florida, (e) Fifth Amendment to Lease Agreement dated June 27, 2001, and (f) Sixth Amendment to Lease Agreement dated April 26, 2001, and as assigned to EastGroup Properties, L.P. by that certain Assignment dated June 23, 1997; and (ii)  that certain Lease Agreement dated January 15, 1985, between the City of Fort Lauderdale, Florida, as Lessor, and James R. Liberty, an individual, and Keenan Development, Inc., a Florida corporation, as General Partners of K & L Partnership, a Florida General Partnership, as Lessee, recorded August 12, 1985 at Official Records Book 12742, Page 764 of the Public Records of Broward County, Florida, as amended by that certain (a)

Amendment to Lease dated February 17, 1987, recorded April 9, 1987 at Official Records Book 14332, Page 940 of the Public Records of Broward County, Florida, (b) Second Amendment to Lease Agreement dated October 4, 1988, recorded November 16, 1988 at Official Records Book 15960, Page 0274 of the Public Records of Broward County, Florida, (c) Third Amendment to Lease Agreement dated September 4, 1992, recorded April 10, 1993 at Official Records Book 20543, Page 0435 of the Public Records of Broward County, Florida, (d) Fourth Amendment to Lease Agreement dated June 27, 2001, and (e) Fifth Amendment to Lease Agreement dated April 30, 2001, and as assigned to EastGroup Properties, L.P. by that certain Assignment dated June 23, 1997.
3.Section 1 of the Loan Agreement is hereby further amended as follows:

(a)
The definition of the term "Eligible Ground Lease" is hereby amended by (i) the insertion of the word "and" before subsection (iv), (ii) the deletion of the word "and" appearing before subsection (v), (iii) the deletion of the entire provision designated as subsection (v) and the insertion of a period at the end of subsection (iv), and (iv)  the addition of the following sentence at the end of such definition:

"It is hereby stipulated that the El Paso Ground Leases and the South Florida Ground Leases constitute Eligible Ground Leases."

(b)
The definition of the term "Eligible Institution" is hereby amended by the deletion of the phrase "which is an Affiliate of any Obligor or any Defaulting Lender" at the end of the section and the insertion of the phrase "which is an Obligor or an Affiliate of any Obligor, any Defaulting Lender or any natural Person" in place thereof.

(c)
The definition of the term "Funds From Operations" is hereby amended by the deletion of the word "Property" at the end of the first sentence and the insertion of the phrase "depreciable Properties" in place thereof.

(d)	The definition of the term "LIBOR" is hereby deleted and the following provision is hereby inserted in place thereof:
LIBOR shall mean with respect to any amount to which the LIBOR Option applies for the applicable LIBOR Interest Period, the interest rate per annum determined by the Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading lending institutions in the London interbank deposit market), or the rate which is quoted by another source selected by the Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading lending institutions in the London interbank deposit market (an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Interest Period as the London interbank offered rate for U.S. Dollars for an amount having a borrowing date and a maturity comparable to such LIBOR Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, then "USD-LIBOR-Reference Banks" (such term, and terms used in the definition of such term, having the meanings provided in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended and supplemented from time to time, including any alternative source or fallback specified therein, and related definitions thereto, except that, for purposes of this definition, "Calculation Agent" shall mean the Agent, "Representative Amount" shall mean the approximate amount of such LIBOR Borrowing, "Designated Maturity" shall mean the LIBOR Interest Period for such LIBOR Borrowing and "Reset Date" shall mean the first day of such LIBOR Interest Period)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. If there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, and no rate can be determined as provided in "USD-LIBOR-Reference Banks", then "LIBOR" shall mean a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). LIBOR may also be expressed by the following formula:

LIBOR =    London interbank offered rate quoted by Bloomberg
or appropriate successor as shown on Bloomberg Page BBAM1
    1.00 ‑ LIBOR Reserve Percentage

LIBOR shall be adjusted with respect to any LIBOR Borrowing that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(e)	The definition of the term "Majority Lenders" is hereby amended by the deletion of the phrase "in excess of" in the fourth line and the insertion of the phrase "of at least" in place thereof.

(f)
The definition of the term "Net Operating Income" is hereby amended by deleting the language at the end of the first sentence beginning with the word "general" and inserting in place thereof the following: "management fee charged by a third party property manager, or, if no such manager, as charged on the operating statements, or three percent (3%) of the cash receipts from the Property."

(g)	The definition of the term "Permitted Encumbrance" is hereby deleted and the following provision is hereby inserted in place thereof:
"Permitted Encumbrance" shall mean (a) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (b) materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Total Liabilities whose payment is not yet due, or that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Property owner has established adequate reserves in accordance with Generally Accepted Accounting Principles; (c) Liens for taxes, assessments and governmental charges or assessments that are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Property owner has established adequate reserves in accordance with Generally Accepted Accounting Principles; (d) Liens on real property which are insured around or against by title insurance; (e) Liens securing assessments or charges payable to a property owner association or similar entity which assessments are not yet due and payable or are being diligently contested in good faith; (f) Liens in favor of the Borrower securing obligations owing by a Subsidiary to the Borrower; and (g) Liens securing this Agreement and Indebtedness hereunder, if any.

(h)	The definitions of the terms "Prime Rate" and "PNC Bank Facility" are hereby deleted.

(i)	The definition of the term "Tangible Net Worth" is hereby deleted and the following provision is hereby inserted in place thereof:
Tangible Net Worth shall mean, as of any given date (a) the stockholders' equity of the Borrower, and their Subsidiaries determined on a consolidated basis, plus (b) accumulated depreciation and amortization, plus (c) all amounts appearing on the liabilities side of any balance sheet for liabilities which would be classified as intangible liabilities under Generally Accepted Accounting Principles, minus (d) the following (to the extent reflected in determining stockholders' equity of the Borrower and their Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any such balance sheet resulting from revaluation thereof or any write-up in excess of the cost of assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under Generally Accepted Accounting Principles, all determined on a consolidated basis.

(j)	The definition of the term "Unencumbered Interest Coverage Ratio" is hereby deleted and the following provision is hereby inserted in place thereof:
Unencumbered Interest Coverage Ratio shall mean the ratio of (a) the sum of the Net Operating Income for each Property for the immediately preceding four (4) calendar quarters, that is not subject to any Lien as of the last day of the preceding calendar quarter to (b) the Unsecured Interest Expense for the period used to calculate Net Operating Income. With regard to any such Property that has not been owned by Borrower for the immediately preceding four (4) calendar quarters, or that has achieved the Stabilization Date during such period, the Net Operating Income from such Property shall be annualized based upon the period of Borrower's ownership, or the period following the Stabilization Date, as applicable.

(k)	The definition of the term "Unit Capital Expenditure" is hereby amended by the deletion of the number "$0.15" in both places where it appears and the insertion of the number "$0.10" in place thereof.

(l)
The definition of the term "Value" is hereby amended by the deletion of the phrase "seven and one-half percent (7.5%)" and the insertion of the phrase "seven and one-quarter percent (7.25%)" in place thereof.

4.Section 2.2(c) of the Loan Agreement is hereby amended by changing the period at the end of the sentence to a semicolon, and inserting the following language immediately following such semicolon: "provided, however, that with respect to LIBOR Borrowings, if such extension would cause the Business Day of payment to fall in another calendar month, the payment shall be due on the Business Day next preceding the due date of the payment".
5.Section 2.2(d) of the Loan Agreement is hereby amended by deleting the word "third" in the second line thereof.
6.Section 5.3(c) of the Loan Agreement is hereby amended by (a) deleting the phrase "Six Hundred Fifty-One Million Four Hundred Twenty-Five Thousand Seven Hundred Fifty Dollars ($651,425,750)" and inserting "Six Hundred Fifty-Five Million Eight Hundred Thousand Seven Hundred Dollars ($655,800,700)" in place thereof, and (b) deleting the phrase "the date of this Agreement" and inserting "September 30, 2012" in place thereof.
7.Section 5.13 of the Loan Agreement is hereby amended by deleting the word "potential" and inserting the phrase "Default or Event of" in place thereof.
8.Section 5.14(a) of the Loan Agreement is hereby amended by inserting the phrase "or liquidity requirements" immediately following the second use of the phrase "capital adequacy".
9.Section 5.15(a) of the Loan Agreement is hereby deleted and the following provision is hereby inserted in place thereof:
(a)    The Borrower will and, subject to Section 5.15(b), the Borrower's Subsidiaries will, at all times own (in fee simple title or through an Eligible Ground Lease) a pool (the "Pool") of assets that are not mortgaged, pledged, hypothecated, or encumbered in any manner, other than Permitted Encumbrances, with an aggregate Value such that the total amount of the Borrower's Indebtedness other than Secured Debt outstanding from time to time, shall never be greater than sixty percent (60%) of such Value. Such Pool shall have the following characteristics: (i) assets in the Pool shall be completed income producing Industrial Buildings (including properties containing multiple buildings in one industrial park), with parking sufficient to meet all Legal Requirements and consistent with market conditions that will accommodate full occupancy of the building, provided, however, that Los Angeles Corporate Center Office Building in Los Angeles, California, will not be excluded from the Pool because it is not an Industrial Building; (ii) the Borrower must have received from third party independent consultants, written assessments (including, without limitation, Phase I environmental reports) for each Property in, or to be added to, the Pool that do not disclose any material environmental conditions, structural defects or title defects, or other material risks related to such Property, (iii) the Property is not subject to or affected by any Limiting Agreement, and (iv) the Occupancy Level of the Pool in the aggregate must be at least eighty percent (80%), provided that, in order to meet such eighty percent (80%) requirement, the Borrower may designate one (1) or more Properties to be excluded from the Pool for a period of time to be determined by the Borrower, so long as any such Property so designated will also be excluded in the calculation of Value during such period of time. Borrower will provide written notice to the Agent of each Property so designated and will also provide written notice to the Agent when such Property shall once again be included in such calculations, with each such written notice to be effective upon Agent's receipt thereof. If requested by the Agent, the Borrower will provide to the Agent written assessments from third party independent environmental consultants for all Pool properties acquired after the date of this Agreement. If the

Agent determines that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.
10.The second sentence of the last paragraph of Section 6.6 of the Loan Agreement is hereby deleted and the following shall be inserted in place thereof:
In addition to the limitations set forth above, in no event shall the aggregate value of all of the investments permitted under Sections 6.6(f), (g), (h), (i), (k) [valued at the total actual and budgeted cost of construction or development of such real estate assets (excluding any such assets on which construction has not commenced), including such costs incurred and to be incurred by Unconsolidated Affiliates to the extent of the greater of (i) the Equity Percentage of the Borrower or any Subsidiary of the Borrower in the applicable Unconsolidated Affiliate times the total actual and budgeted cost of construction or development of the real estate or (ii) the Recourse Amount with respect to such Unconsolidated Affiliate related to the applicable real estate asset], and (l) exceed thirty percent (30%) of the Total Asset Value, after giving effect to such investments.
11.Section 6.8 of the Loan Agreement is hereby amended by changing the period at the end of the second sentence to a comma, and inserting the following language immediately following such comma: "provided that, if, as a result of the occurrence of any Event of Default any of the Obligations have been accelerated pursuant to Section 7.1, the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person other than to the Borrower or any Subsidiary".
12.The introductory paragraph to Section 7.1 of the Loan Agreement is hereby deleted and the following provision shall be inserted in place thereof:
Section 7.1 Events of Default. If any of the following events shall occur, then, as to any failure to make any payment other than principal pursuant to Section 7.1(a), if the failure has not been waived, cured or remedied within five (5) Business Days following the due date for any such payment, as to the events described in, Sections 7.1(b), (c), and (d), if the event has not been waived, cured or remedied within twenty (20) days after the Agent gives the Borrower written notice of such event, at any time thereafter, and as to all of the other events described herein, at any time, the Agent may, or, at the request of the Majority Lenders, shall do any or all of the following, provided that the declaration described in (1) below and the termination described in (2) below shall be deemed to have been made immediately upon the occurrence of any event described in Sections 7.1(g) or (h); (1) without notice to the Borrower, declare the Notes and all Obligations to be, and thereupon the Notes and all Obligations shall forthwith become, immediately due and payable, together with all accrued interest thereon, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to the Borrower, terminate the Total Commitment; (3) exercise, as may any other Lender, its rights of offset against each account and all other Property of the Borrower in the possession of the Agent or any such Lender, which right is hereby granted by the Borrower to the Agent and each Lender; and (4) exercise any and all other rights pursuant to the Credit Documents:
13.Section 7.1(b) of the Loan Agreement is hereby amended by inserting the phrase "or any such Indebtedness shall be accelerated as a result of a default" immediately following the number "$5,000,000.00".
14.Section 7.3(b) of the Loan Agreement is hereby deleted and the following shall be inserted in place thereof:

(b)    Payments of any amounts due to the Agent and the Lenders, under Sections 3.5, 3.9 and 5.14;
15.Section 8.1(b) of the Loan Agreement is hereby amended by inserting the phrase "except as provided in Section 5.17(c)" at the end of subsection (vi).
16.Section 8.5 of the Loan Agreement is hereby amended by inserting the phrase "(to the extent not reimbursed by the Borrower as may be required by the terms of the Credit Documents, and without limiting the obligation of the Borrower to do so)" immediately following the word "Affiliates" in the second line.
17.Section 9.5(b) of the Loan Agreement is hereby amended by inserting the following sentence at the end of such subsection:
Any attempted assignment which is not permitted in accordance with this subsection shall be treated as a sale of a participating interest.

18.Section 9.5(c) of the Loan Agreement is hereby deleted and the following provision shall be inserted in place thereof:
(c)    Subject to Section 9.5(d) and (e) of this Agreement, a Lender may sell participating interests in any of its portion of the Loan to (i) any Person so long as such participation shall (A) limit the voting rights of the participant, if any, to the ability to vote for changes in the amount of the Total Commitment, or the applicable Lender Commitment, the interest rate on the Loan (or any extension of the time for the payment thereof), the requirements for Guaranties and for collateral, and the Maturity Date, and (B) require written notice to the Agent and the Borrower but not any consent of the Agent, the Borrower or any other Lender; and (ii) any Person formed to hold LIBOR Borrowings for specific LIBOR Interest Periods, with liquidity and credit support provided by the participating Lender, so long as such participation shall convey no voting rights to the participant. In connection with any sale of a participating interest made in compliance with this Agreement, (i) the participating Lender shall continue to be liable for its Lender Commitment and its other obligations under the Credit Documents, (ii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with the participating Lender in connection with such Lender's rights and obligations under the Credit Documents, and (iii) the participant may not require the participating Lender to take or refrain from taking any action under the Credit Documents that is in conflict with the terms and provisions of the Credit Documents, and (iv) the participant shall have the same rights that a Lender may have under Section 5.14.
19.Section 9.5(d) of the Loan Agreement is hereby deleted and the following shall be inserted in place thereof:
(d)    A Lender may assign all or part of its Loan or its Lender Commitment to another Lender, an Affiliate of the Lender, or to an Approved Fund, without written consent of the Agent and the Borrower.
20.Section 9.5 of the Loan Agreement is hereby amended by inserting the following subsections at the end thereof as subsections (g) and (h):

(g)    Any Lender may share information with respect to any of the Obligors with any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement.
(h)    No assignment or participation of any Lender's interest to any Obligor or any Affiliate of any Obligor shall be permitted.
21.The Officer's Certificate attached to the Loan Agreement as Exhibit A is hereby deleted and replaced with Exhibit A attached to this First Amendment.
22.Any change in the Applicable Margin resulting from the amendments and modifications to the Loan Agreement made herein shall be effective on the First Amendment Effective Date.
23.The Borrower hereby represents and warrants to Agent and the Lenders that (a) no Event of Default, and no Default, has occurred and is continuing on the date of execution hereof and as of the First Amendment Effective Date, (b) the Borrower has no set-off right, claim or other defense with respect to its obligations under the Loan Agreement or any of the Credit Documents, (c) the Borrower has no knowledge of any default by the Agent or the Lenders under the Loan Agreement or any of the other Credit Documents, (d) the financial condition of each of the Guarantor and the Borrower has not materially and adversely changed since September 30, 2012, and (e) this First Amendment has been duly executed, authorized and delivered by the Borrower, and will constitute a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and similar Laws affecting the rights of creditors generally. The Borrower also certifies to the Agent and the Lenders that all representations and warranties contained in Section 4 of the Loan Agreement are true and correct as of the date hereof and as of the First Amendment Effective Date, except to the extent such representations and warranties are specifically stated to be as of an earlier date.
24.Except as specifically modified herein, the Loan Agreement is hereby ratified and confirmed and the terms and conditions of the Loan Agreement shall remain in full force and effect (including, without limitation, all waivers of trial by jury, consents to jurisdiction and venue, reference provisions and waiver of defenses and other rights set forth therein, if any).
25.This Amendment is conditioned upon, and shall only become effective upon, the satisfaction of the following conditions:
(a)    the representations and warranties contained in Section 23 hereof shall be true and correct both on the date of execution hereof and on the First Amendment Effective Date;

(b)    the Borrower shall reimburse Agent for all reasonable out-of-pocket attorneys' fees and expenses incurred in connection with this First Amendment; and

(c)    no Default and no Event of Default shall have occurred and be continuing as of the date hereof and as of the First Amendment Effective Date.

26.This First Amendment may be executed by the parties hereto in multiple counterparts, and, when so executed by all of the parties, such multiple counterparts shall be deemed to constitute a single, integrated agreement.
27.This First Amendment, and the Loan Agreement, as modified hereby, shall be deemed to be a contract under the Legal Requirements of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the Legal Requirements of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.
28.This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE 1 of 5 – FIRST AMENDMENT
TO 2012 TERM LOAN AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this First Amendment under seal as of the day and year first above written.
BORROWER:
EASTGROUP PROPERTIES, L.P.,
a Delaware limited partnership

By:	EastGroup Properties General Partners, Inc., General Partner

By: /s/ N. Keith McKey
Name:    N. Keith McKey
Title:    Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer

By: /s/ Bruce Corkern
Name:    Bruce Corkern
Title:    Senior Vice President, Controller
and Chief Accounting Officer

EASTGROUP PROPERTIES, INC., a Maryland corporation

By: /s/ N. Keith McKey
Name:    N. Keith McKey
Title:    Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer

By: /s/ Bruce Corkern
Name:    Bruce Corkern
Title:    Senior Vice President, Controller
and Chief Accounting Officer

[SIGNATURE PAGE 2 of 5 – FIRST AMENDMENT
TO 2012 TERM LOAN AGREEMENT]
LENDERS:
PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender
By:    /s/ Andrew T. White                                     Name:    Andrew T. White
Title:    Senior Vice President

[SIGNATURE PAGE 3 of 5 – FIRST AMENDMENT
TO 2012 TERM LOAN AGREEMENT]
U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent and as a Lender

By:    /s/ David Starr
Name: David Starr
Title:     Vice President

[SIGNATURE PAGE 4 OF 5 – FIRST AMENDMENT TO 2012 TERM LOAN AGREEMENT]

TRUSTMARK NATIONAL BANK,
as a Lender

By:     /s/ Gretchen Ware
Name: Gretchen Ware
Title:     First Vice President

[SIGNATURE PAGE 5 OF 5 – FIRST AMENDMENT TO 2012 TERM LOAN AGREEMENT]

RAYMOND JAMES BANK, N.A.
as a Lender

By:    /s/ James M. Armstrong
Name: James M. Armstrong
Title:     Senior Vice President

CONSENT

The undersigned, having executed and delivered the Guaranty dated as of August 23, 2012, effective August 31, 2012 (the "Guaranty") to the Agent as defined in the foregoing First Amendment to 2012 Term Loan Agreement (the "First Amendment") hereby consents to the First Amendment and to the amendments to the 2012 Term Loan Agreement (the "Loan Agreement") referred to in such First Amendment contained therein, and hereby ratifies and confirms the undersigned's obligations under the Guaranty. All references in the Guaranty to defined terms in the Loan Agreement are hereby amended in accordance with the First Amendment.

GUARANTORS:
EASTGROUP PROPERTIES HOLDINGS, INC., a Delaware corporation

By: /s/ N. Keith McKey
Name:    N. Keith McKey
Title:    Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer

By: /s/ Bruce Corkern
Name:    Bruce Corkern
Title:    Senior Vice President, Controller
and Chief Accounting Officer

EASTGROUP PROPERTIES GENERAL PARTNERS,
INC., a Delaware corporation

By: /s/ N. Keith McKey
Name:    N. Keith McKey
Title:    Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer

By: /s/ Bruce Corkern
Name:    Bruce Corkern
Title:    Senior Vice President, Controller
and Chief Accounting Officer

[SIGNATURE PAGE 2 OF 2 - CONSENT]

SAMPLE 1-95 ASSOCIATES, a Florida general
partnership

BY:	EASTGROUP PROPERTIES GENERAL PARTNERS, INC., a Delaware corporation, General Partner

By: /s/ N. Keith McKey
Name:    N. Keith McKey
Title:    Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer

By: /s/ Bruce Corkern
Name:    Bruce Corkern
Title:    Senior vice President, Controller
and Chief Accounting Officer

EASTGROUP TRS, INC., a Delaware corporation

By: /s/ N. Keith McKey
Name:    N. Keith McKey
Title:    Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer

By: /s/ Bruce Corkern
Name:    Bruce Corkern
Title:    Senior Vice President, Controller
and Chief Accounting Officer